                                                                   EXHIBIT 1.2

                           AAMES CAPITAL CORPORATION

                       Mortgage Pass-Through Certificates

                               PRICING AGREEMENT


                                                                  March 18, 1997



Donaldson, Lufkin & Jenrette Securities Corporation, as Representative of the several Underwriters named in Schedule I hereto
  c/o    Donaldson, Lufkin & Jenrette Securities Corporation
         277 Park Avenue
         New York, New York 10172


Ladies and Gentlemen:

         Aames Capital Corporation (the "Company") proposes, subject to the terms and condition stated herein and the Underwriting Agreement, dated March 18, 1997 (the "Underwriting Agreement"), between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, as underwriter and as Representative (in such capacity, the "Representative" of the several underwriters named in Schedule I hereto (together with the Representative, the "Underwriters"), to issue and sell to the Underwriters the series of mortgage pass-through certificates specified in Schedule II hereto (the "Certificates"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 1 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented with respect to the Certificates. Each reference to Representative contained in the Underwriting Agreement shall be deemed to refer to the Representative named herein. Unless otherwise defined herein, terms in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Certificates in the form heretofore delivered to you is now proposed to be filed or, in the case of a supplement, mailed for filing with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, at the time and at the purchase price set forth in Schedule II hereto, the aggregate amount of each Class of Certificates set forth opposite the name of such Underwriter set forth in
Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

                                  Very truly yours,

                                  AAMES CAPITAL CORPORATION

                                  By:  /s/ Mark E. Elbaum
                                      ---------------------------
                                      Name:     Mark E. Elbaum
                                      Title:    Senior Vice President - Finance

CONFIRMED AND ACCEPTED,
as of the date first above written:


DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION



By:  /s/ Paul J. Najarian
    -----------------------------
      Name:  Paul J. Najarian
      Title:    Vice President

             For itself and as
             Representative of the several
             Underwriters named in
             Schedule I hereto

                                   SCHEDULE I


                                        Principal        Principal        Principal         Principal        Principal
                                        Amount of        Amount of        Amount of         Amount of        Amount of
                                        Class A-1        Class A-2        Class A-3         Class A-4        Class A-5
                 Underwriter            Certificates     Certificates     Certificates      Certificates     Certificates
                 -----------            ------------     ------------     ------------      ------------     ------------
                 Donaldson, Lufkin &
                 Jenrette Securities
                 Corporation            $32,400,000      $28,600,000       $5,800,000        $9,200,000      $10,000,000

                 Credit Suisse First
                 Boston Corporation     $24,300,000      $21,450,000       $4,350,000        $6,900,000       $7,500,000

                 Prudential
                 Securities
                 Incorporated           $12,150,000      $10,725,000       $2,175,000        $3,450,000       $3,750,000

                 Morgan Stanley &
                 Co. Incorporated       $12,150,000      $10,725,000       $2,175,000        $3,450,000       $3,750,000

                 Total                  $81,000,000      $71,500,000      $14,500,000       $23,000,000      $25,000,000

                                  SCHEDULE II


Registration Statement No. 333-21219
  Base Prospectus March 18, 1997
  Prospectus Supplement dated March 18, 1997

                          Title of Certificates:                       Class A-1
                                                                       ---------
                               Amount of Certificates:                 $81,000,000 (approximate)
                               Pass-Through Rate:                      6.47%
                               Purchase Price Percentage:              99.824375%
                               Cut-off Date:                           March 1, 1997
                               Closing:                                March 26, 1997
                               Denominations:                          $1,000.00 and integral multiples of $1.00 in excess
                                                                       thereof.

                          Title of Certificates:                       Class A-2
                                                                       ---------
                               Amount of Certificates:                 $71,500,000 (approximate)
                               Pass-Through Rate:                      6.88%
                               Purchase Price Percentage:              99.734375%
                               Cut-off Date:                           March 1, 1997
                               Closing:                                March 26, 1997
                               Denominations:                          $1,000.00 and integral multiples of $1.00 in excess
                                                                       thereof.

                          Title of Certificates:                       Class A-3
                                                                       ---------
                               Amount of Certificates:                 $14,500,000 (approximate)
                               Pass-Through Rate:                      7.22%
                               Purchase Price Percentage:              99.653125%
                               Cut-off Date:                           March 1, 1997
                               Closing:                                March 26, 1997

                               Denominations:                          $1,000.00 and integral multiples of $1.00 in excess
                                                                       thereof.

                          Title of Certificates:                       Class A-4
                                                                       ---------
                               Amount of Certificates:                 $23,000,000 (approximate)
                               Pass-Through Rate:                      7.61%
                               Purchase Price Percentage:              99.568750%
                               Cut-off Date:                           March 1, 1997
                               Closing:                                March 26, 1997
                               Denominations:                          $1,000.00 and integral multiples of $1.00 in excess
                                                                       thereof.

                          Title of Certificates:                       Class A-5
                                                                       ---------
                               Amount of Certificates:                 $25,000,000 (approximate)
                               Pass-Through Rate:                      7.18%
                               Purchase Price Percentage:              99.609375%
                               Cut-off Date:                           March 1, 1997
                               Closing:                                March 26, 1997
                               Denominations:                          $1,000.00 and integral multiples of $1.00 in excess
                                                                       thereof.

Representative with respect to the Class A Certificates:    Donaldson, Lufkin & Jenrette
                                                                  Securities Corporation


Insurer:  MBIA Insurance Corporation.
Location of Settlement:  The offices of Andrews & Kurth L.L.P.,
601 South Figueroa Street, Los Angeles, California